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                                                                    EXHIBIT 10.9

                        AMENDMENT TO GAS SALES AGREEMENT
                                 (Industrials)

     THIS AMENDMENT, entered into this 1st day of January, 1996, by and between K N MARKETING, L.P. a Texas Limited Partnership (Seller - formerly Anthem Energy Company, L.P.) and EnerMart Trust, a Texas Corporation (Buyer).


                              W I T N E S S E T H


     WHEREAS, Seller and Buyer have entered into that certain Gas Sales Agreement, dated January 1, 1992, but effective August 1, 1991, covering the gas requirements for certain commercial and industrial EnerMart customers, and


  WHEREAS, Seller and Buyer desire to amend the Agreement:


     NOW, THEREFORE, for and in consideration of the mutual covenant and agreement herein contained, Seller and Buyer do hereby mutually agree as follows:

                                       I.

     Article V Price shall be deleted in its entirety and shall be replaced as follows:

          Buyer shall pay Seller the price(s) specified in each of the Gas Sales Order(s) listed on the attached Exhibit A for the remaining term(s) of each such Gas Sales Order. At least ninety (90) days prior to the expiration of any Gas Sales Order(s), the parties will meet to redetermine the price and other applicable terms. Should the parties not reach an agreement on such price and term then Buyer will transport a quantity of gas to supply Buyer's gas requirements which had previously been supplied under such Gas Sales Order(s) to the respective Delivery Point(s) thereunder.

          Any such transportation will be under either one of those certain Gas Services Agreements between K N Westex Gas Services Company and EnerMart Trust, dated January 1, 1996, or between Westar Transmission Company and EnerMart Trust dated January 1, 1996.

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                                      II.

     The provisions under Article VI TERM shall be deleted in their entirety and shall be replaced as follows:

     This Agreement shall become effective August 1, 1991 and continue through December 31, 2001; provided, however, that the provisions hereof shall continue to apply to any Gas Sales Order entered into between Seller and Buyer prior to the date of termination of this Agreement until any and all such Gas Sales Orders terminate.

                                      III.

     The Parties hereby agree that all provisions under this Agreement, including, but not limited to Article VII, governing quality, measurement, testing, equipment, pressure, and any other operational matters shall be replaced and superseded by the respective provisions of the Operating Agreement. The "Operating Agreement" means the agreement between Westar Transmission Company and Energas Company, dated December 1, 1996 covering measurement equipment and testing, measurement specifications, pressures, quality, maintenance of facilities, and other operational matters.

     Except as modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the month, day, and year first above written.


BUYER:                                  SELLER:

ENERMART TRUST                          K N MARKETING, L. P.
                                          by its General Partner,
                                          American Pipeline Company

By:                                     By:
   -------------------------------         -------------------------------
             Signature                                 Signature

Name:                                   Name:
     -----------------------------           -----------------------------
          Typed/Printed                              Typed/Printed

Title:                                  Title:
      ----------------------------            ----------------------------

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